Exhibit 99.2

FOR IMMEDIATE RELEASE:	CONTACT:
May 14, 2003	Amy Finan
6:00 am EDT	Director, Corporate Communications
& Industry Relations
240.864.2640 or 240.413.3300

ENTREMED REPORTS FIRST QUARTER 2003 RESULTS

     Rockville, MD – May 14, 2003 – EntreMed, Inc. (NASDAQ: ENMD), a biopharmaceutical company focusing on the research and product development of small molecules, today reported results for the three months ended March 31, 2003.

     Revenues for the first quarter 2003 were $514,000 versus $60,000 for the comparable period a year ago. The Company reported a net loss for the first quarter of ($3.7 million), or ($0.16) per share, compared with a net loss of ($14.5 million), or ($0.67) per share, for the same period last year. As of March 31, 2003, EntreMed had approximately $15 million in cash and short-term investments. EntreMed believes that this cash, combined with the net proceeds of its $10.25 million equity transaction completed on April 28, will fund planned activities well into 2004.

     EntreMed President and Chief Operating Officer Neil Campbell commented, “EntreMed continues to strengthen the Company’s financial position through a combination of managing resources prudently and accessing the capital markets when appropriate to execute our business plan, including the continued development of our small molecule and peptide programs, led by the clinical drug candidate Panzem®.”

     EntreMed will hold a conference call today at 11:00 am EDT to present its first quarter 2003 financial results. A live webcast of the conference call will be available online at www.entremed.com; please log onto EntreMed’s website at least ten minutes prior to the start of the event and follow the instructions.

About EntreMed

EntreMed, Inc. is a clinical-stage biopharmaceutical company developing therapeutics that target abnormal blood vessel growth and inflammatory and apoptotic pathways associated with over 80 diseases such as cancer, blindness and atherosclerosis. The Company’s clinical drug candidates, led by the small molecule Panzem®, have shown a strong safety profile with neither toxicity nor clinically significant side effects reported to date. Further, doctors have reported tumor regression and disease stabilization in some clinical patients who have received EntreMed drug candidates. The Company also has a rich pipeline of compounds, consisting primarily of small molecules, peptides and small molecule peptidomimetics, in preclinical development. These compounds target processes that occur in a wide variety of diseases by inducing apoptosis, as well as inhibiting inflammatory and angiogenic pathways. For further information, visit EntreMed’s web site at www.entremed.com.

Forward Looking Statements

This release contains, and other statements that EntreMed may make may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are typically identified by words or phrases such as “believe,” “feel,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “target,” “assume,” “goal,” “objective,” “plan,” “remain,” “seek,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and EntreMed assumes no duty to update forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in EntreMed’s Securities and Exchange Commission filings under “Risk Factors,” including risks relating to EntreMed’s need for additional capital and the uncertainty of additional funding, the early stage of products under development; uncertainties relating to clinical trials; dependence on third parties; future capital needs; and risks relating to the commercialization, if any, of the Company’s proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks).

-more-

(Financial Table Attached)

ENTREMED, INC.

SUMMARY OF OPERATING RESULTS

Three Months Ended
March 31,

	2003	2002

Total revenues	$513,547	$59,930
Research and development	$2,630,606	$10,858,672
General and administrative	$1,627,204	$3,791,012
Net Income/(Loss)	$(3,690,616)	$(14,514,479)
Net Income (Loss) per share (basic)	$(0.16)	$(0.67)
attributable to common shareholders
Weighted average number of shares outstanding (basic)	24,405,812	21,777,087

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